UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 26, 2020

GOLDEN GROWERS COOPERATIVE

(Exact name of registrant as specified in its charter)

Minnesota	000-53957	27-1312571
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

1002 Main Ave W, Suite 5
West Fargo, ND 58178		(701) 281-0468
(Address of principal executive offices, including zip code)		(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Growers Cooperative (the “Cooperative”) held its annual member meeting on March 26, 2020 during which its members elected directors from two of the three geographical districts established by the Cooperative’s Second Amended and Restated Bylaws dated March 28, 2019.

From the North district, the members located in that district re-elected Mark Harless as a director. He received 41 of the 41 votes cast. His new three-year term began on March 26, 2020 and expires in March 2023.  David Benedict will continue as director for the North district. Shaun Beauclair and Glenn Johnson reached their term limitation and, in accordance with the Second Amended and Restated Bylaws dated March 28, 2019, their positions were not replaced.

From the South district, the members located in that district re-elected Richard Bot as a director. He received 55 of the 55 votes cast. His new three-year term began on March 26, 2020 and expires in March 2023.  Leslie Nesvig, Bruce Speich, and Larry Vipond will continue as directors for the South district.

From the Central district, Gary Jirak, Brett Johnson and Nicolas Pyle will continue as directors. Chris Johnson reached his term limitation and, in accordance with the Second Amended and Restated Bylaws dated March 28, 2019, his position was not replaced.

Matthew Hasbargen, Scott Jetvig, and Byron Koehl will continue as At-Large directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	April 7, 2020		/s/ Scott Stofferahn
		By:	Scott Stofferahn
		Its:	Executive Vice President and Chief Executive Officer